UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  June 19, 2006
                           ---------------------------
                Date of Report (Date of earliest event reported)

                           ELITE PHARMACEUTICALS, INC.
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                    333-45241               22-3542636
      ------------                -------------           --------------
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)



                 165 Ludlow Avenue, Northvale, New Jersey 07647
                 -----------------------------------------------
                    (Address of principal executive offices)


                                 (201) 750-2646
                                 ---------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 19, 2006, the Registrant received written notice from Harris Pharmaceuticals, Inc. ("HARRIS") of Harris' intent to terminate the Product Development, Manufacturing and Distribution Agreement, dated as of March 30, 2005 (the "AGREEMENT"), among Elite Laboratories, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant, Harris and Tish Technologies LLC ("TISHTECH") in accordance with Section 9.3 of the Agreement.

The Agreement provides for co-development and license of a controlled release product that is a generic equivalent of a commercial product sold as Doryx(R). Upon its development and the securing of the required FDA approval, the Registrant is to manufacture and sell the commercially developed drug to Harris for distribution. In addition to the transfer price to Harris, the Registrant is to share the profits, if any, realized upon sales. As the date hereof, there have been no material revenues earned under the Agreement.

The Registrant is evaluating it options to continue development and commercialization of the product.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: June 22, 2006

                                              ELITE PHARMACEUTICALS, INC.


                                              By: /s/ Bernard Berk
                                                  -----------------------
                                                  Name:   Bernard Berk
                                                  Title: Chief Executive Officer



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